Exhibit 3.53
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
     DMU SUB, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter, the “Corporation”),
     DOES HEREBY CERTIFY:
     FIRST: That at a meeting of the Board of Directors of DMU Sub, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article I so that, as amended, said Article shall be and read as follows:
     ARTICLE I: The name of the corporation is NILES AUDIO CORPORATION.
     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its duly authorized officer this 15th day of July, 2005.

DMU SUB, INC.
By:	/s/ Edward J. Cooney
Vice President and Treasurer
Edward J. Cooney

CERTIFICATE OF AMENDMENT OF CERTIFICATE
OF INCORPORATION BEFORE PAYMENT OF
ANY PART OF THE CAPITAL
OF
DMU ACQUISITION SUB, INC.
          It is hereby certified that:
          1. The name of the corporation (hereinafter called the “corporation”) is DMU ACQUISITION SUB, INC.
          2. The corporation has not received any payment for any of its stock.
          3. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article First the following new Article First:
“FIRST: The name of the Corporation is DMU Sub, Inc.”
          4. The amendment of the certificate of incorporation of the corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the certificate of incorporation and no directors having been elected.
Signed on May 20, 2005

/s/ Christopher J. Garofalo
Christopher J. Garofalo, Sole incorporator

CERTIFICATE OF INCORPORATION
     FIRST: The name of this corporation shall be DMU ACQUISITION SUB, INC.
     SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.
     THIRD: The purpose or purposes of the corporation shall be:
To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: The total number of shares of stock which this corporation is authorized to issue is 3,000 shares of common stock S0.01 par value.
     FIFTH: The name and address of the incorporator is as follows:
Christopher J. Garofalo
c/o Ropes &Gray
One International Place
Boston, MA 02110-2624
     SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.
     SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
     IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 26th day of April, A.D. 2005.

/s/ Christopher J. Garofalo Name: Christopher J. Garofalo
Incorporator